UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 7, 2011

POWERSHARES DB US DOLLAR INDEX TRUST

(Registrant)

POWERSHARES DB US DOLLAR INDEX BULLISH FUND

POWERSHARES DB US DOLLAR INDEX BEARISH FUND

(Co-Registrants)

(Exact Name of each Registrant as Specified in its Charter)

PowerShares DB US Dollar Index Trust, Delaware	001-33314, 001-33317 and 001-33318	87-0778080
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number(s))	(IRS Employer ID Number(s))

c/o DB Commodity Services LLC 60 Wall Street New York, New York		10005
(Address of Principal Executive Offices)		(Zip Code)

(212) 250-5883

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

DB Commodity Services LLC, the managing owner (the “Managing Owner”) of PowerShares DB US Dollar Index Trust (the “Trust”), PowerShares DB US Dollar Index Bullish Fund and PowerShares DB US Dollar Index Bearish Fund (each a “Fund” and collectively, the “Funds”), has determined that distributions will not be made to the shareholders of the Funds for the calendar year ending December 31, 2011.

As disclosed in the Funds’ prospectus, each Fund makes distributions at the discretion of the Managing Owner. To the extent that a Fund’s actual and projected interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities exceeded the actual and projected fees and expenses of such Fund, the Managing Owner has periodically made distributions of a substantial portion of the estimated amount of such excess. In the current interest rate environment, each Fund’s interest income has not exceeded the fees and expenses of such Fund; therefore, the Managing Owner has determined not to make distributions for the calendar year ending December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PowerShares DB US Dollar Index Trust

By:	DB Commodity Services LLC, its Managing Owner

By:	/s/ Hans Ephraimson
Name: Hans Ephraimson Title: Chief Executive Officer

By:	/s/ Michael Gilligan
Name: Michael Gilligan Title: Principal Financial Officer

PowerShares DB US Dollar Index Bullish Fund, a series of PowerShares DB US Dollar Index Trust

By:	DB Commodity Services LLC, its Managing Owner

By:	/s/ Hans Ephraimson
Name: Hans Ephraimson Title: Chief Executive Officer

By:	/s/ Michael Gilligan
Name: Michael Gilligan Title: Principal Financial Officer

PowerShares DB US Dollar Index Bearish Fund, a series of PowerShares DB US Dollar Index Trust

By:	DB Commodity Services LLC, its Managing Owner

By:	/s/ Hans Ephraimson
Name: Hans Ephraimson Title: Chief Executive Officer

By:	/s/ Michael Gilligan
Name: Michael Gilligan Title: Principal Financial Officer

Date: December 7, 2011